Exhibit 99

May 2, 2013

Dear Shareholder:

Southcoast Financial Corporation’s Board of Directors is pleased to announce that it has approved a 15 % stock dividend to all shareholders of record as of May 31, 2013. The dividend shares will be distributed on June 21, 2013.

As of March 31, 2013, the Company completed its fifth consecutive quarter of profitability. After four years of struggling with the worst economic period since the Great Depression, we believe Southcoast is beginning a new period of growth and profitability as the Company approaches its fifteenth anniversary. Our mission is to enhance shareholder value and to serve our customers with fast and local decisions, quality service and advanced technology. We have the capital and experienced staff to grow and intend to take advantage of the opportunities that become available. The local banking environment continues to change through mergers, acquisitions and consolidations as the economic recovery in our market place continues to improve.

On behalf of our Board of Directors, I want to thank our shareholders for their dedication and support of the Corporation since its inception fifteen years ago.

Sincerely,

s/L. Wayne Pearson

L. Wayne Pearson
Chairman and Chief Executive Officer